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                                                                       Exhibit 5

1251 Avenue of the Americas
New York, New York 10020-1104
www.piperrudnick.com

PHONE  (212) 835-6000
FAX    (212) 835-6001




                                December 3, 2002

iNLiTE Computers Incorporated
Unite 17, The Arena, Raleigh Court, Crawley
West Sussex RH102PD
UNITED KINGDOM

Gentlemen:

         As counsel for iNLiTE Computers Incorporated, a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form SB-2 (File No. 333-87208), first filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), on April 29, 2002, as amended and supplemented (the "Registration Statement"), which relates to the offering of 2,500,000 shares of the Company's Common Stock, par value $0.001 per share (the "Shares").

         In connection with the foregoing, we have examined the Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement, the Bylaws of the Company filed as Exhibit 3.2 to the Registration Statement, the Registration Statement and all amendments thereto, the corporate minute books of the Company, proceedings of the Board of Directors of the Company and such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies) and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.
         We are admitted to the Bar of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction other than the federal laws of the United States of America and, for purposes of the foregoing opinon, we have made what we believe to be an appropriate investigation of the Delaware General Corporation Law.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our
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                                                   iNLiTE Computers Incorporated
                                                                December 3, 2002
                                                                          Page 2


attention or changes in the law which may hereafter occur. We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,


                                                      /s/    Piper Rudnick LLP
                                                     ---------------------------
                                                     Piper Rudnick LLP